SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): April 13, 2004

TETRA Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-18335	74-2148293
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

25025 Interstate 45 North, Suite 600

The Woodlands, Texas 77380

(Address of Principal Executive Offices and Zip Code)

(281) 367-1983

(Registrant's Telephone Number, Including Area Code)

TABLE OF CONTENTS

Item 12. Results of Operations and Financial Condition	Page 1
Exhibit Index	Page 2
Signatures	Page 3

Item 12. Results of Operations and Financial Condition.

On April 13, 2004, TETRA Technologies, Inc. (the “Company”) issued a press release estimating its financial results for the first quarter of 2004. The press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

The information furnished in this Item 12 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release, dated April 13, 2004, issued by TETRA Technologies, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TETRA Technologies, Inc.

By: /s/Geoffrey M. Hertel

Geoffrey M. Hertel

President & Chief Executive Officer

Date: April 13, 2004

Exhibit 99.1

For Immediate Release

TETRA TECHNOLOGIES, INC.

ANNOUNCES FIRST QUARTER EARNINGS CONFERENCE CALL

AND UPDATED 2004 EARNINGS GUIDANCE

April 13 , 2004 (The Woodlands, Texas), TETRA Technologies, Inc. (“TETRA” or the “Company”) (NYSE: TTI) will be releasing first quarter 2004 results before the NYSE opens on Monday, April 26, 2004, and hosting a conference call at 10:30 a.m. ET on that day to discuss the results. The phone number for the call is 888/322-1393. The call will also be available by live webcast through the Company website, www.tetratec.com, in the “Investor Relations” section. Geoffrey M. Hertel, Chief Executive Officer, and Joseph M. Abell, Chief Financial Officer, will host the call. The press release and its accompanying financial exhibits will be available on the Company website prior to the conference call. A replay of the call will be available at 800/642-1687 conference ID 6737492 for one week following the call. The archived webcast will be available through the Company website for thirty days following the call.

Geoffrey M. Hertel, Chief Executive Officer, stated, “TETRA normally gives earnings guidance for the full year, but does not generally give quarterly guidance. However, a number of factors have changed since our January 13, 2004 “2004 Earnings Guidance” press release. Therefore, it seems appropriate to update this information and give the financial community directional guidance.

“At the present time, we continue to believe that our full-year 2004 earnings can fall within the range established on January 13, of $1.09 – $1.39 per share. Given the following facts, it would be prudent to use the low side of this range. Additionally, we believe earnings progression throughout the year may increase, as opposed to originally being centered in the second and third quarters. We anticipate first quarter earnings of less than $0.10 per share, rising rapidly for the second through fourth quarters. Our first quarter reflects the seasonally weak Well Abandonment & Decommissioning (WA&D) market coupled with a weaker than expected Gulf of Mexico (GOM) market for Fluids. These factors have already begun to improve significantly.

“A large portion of our domestic Fluids revenues come from GOM drilling activities. The rig count has actually declined in the GOM since the end of 2003. Our original assumption of a 115 average rig count for 2004 (Baker Hughes) now appears high. This negatively affected the first quarter. However, TETRA has recently been awarded a number of significant contracts for fluids and services in the GOM. We now anticipate that Fluids may surpass its 2004 guidance, because the increased market share should more than offset the reduced market. Also, we are implementing price increases for certain products and services offered to this market. Obviously, most of this improvement will be in the final three quarters of 2004.

“Our Testing & Services Division has seen a pick-up in business since year-end. Additionally, price increases for these services are now going into effect. These increases should manifest themselves in higher earnings throughout the year.

“The WA&D Division is the most problematic area to analyze at the present time. On January 13, we stated, “Many oil and gas companies are in the process of liquidating their positions in the GOM. Until these properties are sold and evaluated by the purchaser, little abandonment, or for that matter, drilling, will occur on the properties.” We believe that the slow turnover of these properties continues to impede drilling and abandonment, even into April. This is not to say that we are not getting transactions done, because we are. However, many more are being held in limbo. If we sign contracts or purchase deals after early June, the likelihood is that the decommissioning can’t be accomplished in the 2004 weather window. The 2004 WA&D earnings drivers appear to be:

• less decommissioning than originally estimated,

• more offshore well abandonment than originally estimated,

• less WA&D work during the year from Maritech’s baseload than originally anticipated, and

• somewhat better Inland Water profits in the second quarter than anticipated.

“The reasons decommissioning may be below the original guidance are that some companies have held onto properties longer than anticipated because: large packages of properties have taken a long time to sell; plugging of wells continues at an accelerated pace, but platforms are being held for possible deep drilling; and, given the higher commodity prices, E&P companies are experiencing positive cash flow even from marginal properties. With less decommissioning, companies are frequently spending WA&D monies on well abandonment.

“Our WA&D work performed for Maritech is down for two reasons. First, purchases of properties have been slow (although they now appear to be picking up). The second reason is tied to Maritech’s success in developing additional reserves on purchased properties. This tends to “push out” WA&D work. Clearly then, Maritech’s reported successful reserve increases have postponed some anticipated 2004 work. Finally, our Inland Water work is beginning to increase. In a previous press release, we indicated that our changes to the Inland Water group should show benefits by no later than mid-year 2004. Although this group was still a significant negative in the first quarter of 2004, I am happy to report that significant earnings improvement in this group should occur in the second quarter, slightly ahead of schedule. The above factors should, in the aggregate, reduce WA&D profitability for 2004 below the $31 million of PBT estimated as the low-end of the 2004 guidance range. Because well abandonment can more easily be accomplished year around, and second and third quarter decommissioning may be reduced, earnings from this Division could be somewhat comparable in each of the last three quarters of the year.

“TETRA’s two cyclical businesses, Fluids and Testing & Services, could do better than anticipated in 2004. However, our WA&D market is being buffeted by short-term factors that are negatively impacting the Gulf Coast market. We still believe that the total 2005 Gulf Coast WA&D market should exceed $600 million, up from the $430 million estimated for 2003 and the $300 million estimated for 2002. 2004 is still an enigma.

“Given the rapidly approaching 2006 MMS regulatory requirements, we continue to believe that our WA&D Division is the major growth driver for TETRA. Couple this with our cyclically improving Fluids and Testing & Services Divisions and our long-term debt free balance sheet, and you see why we are optimistic regarding the future. Even in the relatively slow first quarter, the benefits of our conservative business plans were apparent, as our cash increased to $35 million on April 5, essentially doubling the $17 million at year end 2003,” concluded Hertel.

TETRA is an oil and gas services company, including an integrated calcium chloride and brominated products manufacturing operation that supplies feedstocks to energy markets, as well as other markets.

This press release includes certain statements that are deemed to be forward-looking statements. These statements are based on certain assumptions and analyses made by the Company in light of its experience and its perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate in the circumstances. Such statements are subject to a number of risks and uncertainties, many of which are beyond the control of the Company. Investors are cautioned that any such statements are not guarantees of future performances and that actual results or developments may differ materially from those projected in the forward-looking statements. Some of the factors that could affect actual results are described in the section titled “Certain Business Risks” contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2003.

Contact:

TETRA Technologies, Inc., The Woodlands, Texas

Geoffrey M. Hertel, 281/367-1983

Fax: 281/364-4398

www.tetratec.com

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